Exhibit 10.12
Amendment to Commercial Paper Dealer Agreement
This Amendment to Amended and Restated Commercial Paper Dealer Agreement (this “Amendment”), dated as of [●], is entered into between Molson Coors Beverage Company, a Delaware corporation (formerly known as Molson Coors Brewing Company, the “Issuer”) and [INSERT BANK] (the “Dealer”). This Amendment amends that certain Amended and Restated Commercial Paper Dealer Agreement dated as of July 12, 2017 (as amended prior to the date hereof, the “Dealer Agreement”), between the Issuer and the Dealer, relating to the offering and sale by the Issuer in the United States of commercial paper in the form of short-term promissory notes, as described below. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Dealer Agreement.

W I T N E S S E T H:
WHEREAS, the parties hereto are parties to the Dealer Agreement;
WHEREAS, the parties hereto desire to amend the Dealer Agreement as more fully set forth below (i) in connection with the replacement of the Issuing and Paying Agent with respect to the Notes and (ii) to make certain other changes in the Dealer Agreement.
NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment of the Dealer Agreement. On and after the Amendment Effective Date (as defined below), the Dealer Agreement is hereby amended as follows:

a.The language “Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement dated as of March 19, 2013 between the Issuer and Bank of America, National Association, as Issuing and Paying Agent” on the cover page to the Dealer Agreement shall be replaced in its entirety with respect to Notes issued on or after September 20, 2022 with “Concerning Notes to be issued pursuant to the Commercial Paper Issuing and Paying Agent Agreement, dated as of September 20, 2022, between the Issuer and Citibank, N.A., as Issuing and Paying Agent”.

a.The following language shall be added at the end of the introductory paragraph of the Dealer Agreement:

“For the avoidance of doubt, the terms “Note” and “Notes” in this Agreement shall, where applicable, include any Note or Notes issued pursuant to the Commercial Paper Issuing and Paying Agent Agreement between the Issuer and Bank of America, National Association.”

(c) The following definitions shall be added to Section 6 in proper alphabetical order:

““BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).”

““Covered Entity" means any of the following:

a.a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

Exhibit 10.12
a.a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a.a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).”

““Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.10.”

““Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.”

““Outstanding Notes” shall have the meaning set forth in Section 7.10.”

““Replacement” shall have the meaning set forth in Section 7.10.”

““Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.10.”

““Replacement Issuing and Paying Agency Agreement” shall have the meaning set forth in Section 7.10.”

““U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

(d) The definitions of “Issuing and Paying Agency Agreement” and “Issuing and Paying Agent” in Section 6 shall be amended to read in their entirety as follows:

““Issuing and Paying Agency Agreement” shall mean the issuing and paying agency agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended or supplemented from time to time.”

““Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agency Agreement.”

(e) The following language shall be added as a new Section 7.10:

“7.10 (i) The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.10, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agency Agreement”) (any such replacement, a “Replacement”).

Exhibit 10.12
(ii) From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agency Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the Replacement, and (iii) all references to the “Issuing and Paying Agency Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agency Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agency Agreement, in respect of Notes issued on or after the Replacement; and (B) to the extent that the Issuing and Paying Agency Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agency Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agency Agreement.

(iii) From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (a) a copy of the executed Replacement Issuing and Paying Agency Agreement, (b) a copy of the executed Letter of Representations among the Issuer, the Replacement Issuing and Paying Agent and DTC, or a copy of the executed Swing Letter from the Replacement Issuing and Paying Agent to DTC, as applicable, as required by DTC, (c) a copy of each executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (d) an amendment or supplement to or replacement of the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended, supplemented or replaced, satisfies the requirements of this Agreement, (e) a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer, as to (x) the due authorization, execution (as applicable), delivery, validity and enforceability of this Agreement, as amended if applicable, each Master Note, the Replacement Issuing and Paying Agency Agreement, and the Notes issued pursuant to the Replacement Issuing and Paying Agency Agreement, and (y) such other matters as the Dealer may reasonably request, and (f) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.”

(f) The following language shall be added as a new Section 7.11:

“7.11 Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that:

(a) In the event that the Dealer that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this

Exhibit 10.12
Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Dealer that is a Covered Entity or a BHC Act Affiliate of such Dealer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.”

1.Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when each of the parties hereto shall have received counterparts hereof signed by the other parties hereto. From and after the Amendment Effective Date, the Issuer shall not issue any Notes unless and until the Dealer shall have received (i) an executed copy of the Issuing and Paying Agency Agreement entered into by the Issuer and the replacement Issuing and Paying Agent, in a form reasonably satisfactory to the Dealer, (ii) a copy of the executed Letter of Representations among the Issuer, the replacement Issuing and Paying Agent and DTC or a copy of the executed Swing Letter from the replacement Issuing and Paying Agent to DTC, as applicable, as required by DTC, (iii) a copy of each executed Master Note authenticated by the replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (iv) an amendment or supplement to or replacement of the Private Placement Memorandum describing the replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the replacement so that the Private Placement Memorandum, as amended, supplemented or replaced, satisfies the requirements of the Dealer Agreement, (v) a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer, as to (x) the due authorization, execution (as applicable), delivery, validity and enforceability of the Dealer Agreement, as amended by this Amendment, the Master Note, the replacement Issuing and Paying Agency Agreement and the Notes issued pursuant to the replacement Issuing and Paying Agency Agreement, and (y) such other matters as the Dealer may reasonably request, and (vi) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested. Upon the effectiveness hereof, all references in the Dealer Agreement to “this Agreement” or the like shall refer to the Dealer Agreement as amended hereby.

1.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

1.Jurisdiction; Waiver of Jury Trial. The terms of Section 7.3 of the Dealer Agreement shall apply fully to this Amendment and are hereby incorporated by reference herein.

1.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

1.Severability. In case any provision in this Amendment is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall

Exhibit 10.12
not in any way be affected or impaired thereby. Any provision in this Amendment that is invalid, illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without invalidating any remaining provision of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

1.Entire Agreement. This Amendment and the Dealer Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof. Except as amended hereby, all of the terms of the Dealer Agreement shall remain in full force and effect and are hereby confirmed in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

MOLSON COORS BEVERAGE COMPANY, as Issuer
By:________________________________
Name:
Title:

[INSERT BANK], as Dealer
By:__________________________________
Name:_______________________________
Title:________________________________